                                                                      EXHIBIT 21
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                      SUBSIDIARIES OF ALLEN TELECOM INC.
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The following is a list of the subsidiaries of Allen Telecom Inc. (Delaware, 02-03-69), and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the percentage of voting securities owned by the immediate parent.

                                                    STATE/COUNTRY OF
NAME OF CORPORATION                                 INCORPORATION                          DATE                  %
-------------------                                 -------------                          ----                  -

The Allen Group Canada Limited                      Ontario, Canada                      04-19-72               100
The Allen Group Internat'l Sales Corp.              Barbados                             09-15-94               100
The Allen Group International, Inc.                 Delaware                             07-19-73               100
        Allen Telecom Holdings G.m.b.H.             Germany                                                     100
       (Herkules Vierte Verwaltungs G.m.b.H.)
         Allen Telecom GmbH                         Germany                              07-28-90               100
Allen Telecom Canada, Inc.                          Ontario                              04-14-93               100
Allen Telecom Civil Law Partnership GbR(2)          Germany                              10-01-98               100
Allen Telecom (France) S.A. (3)                     France                               04-09-97               100
     Telia S.A. (4)                                 France                               10-19-90                72
Allen Telecom Group Limited (1)                     U.K.                                 05-08-72               100
Allen Telecom (Holdings) Pty Limited                Australia                            07-18-96               100
     Allen Telecom (Australia) Pty Limited          Australia                            07-23-96               100
Allen Telecom (Hong Kong) Limited (5)               Hong Kong                            04-25-97               100
Allen Telecom Investments, Inc.                     Delaware                             04-01-97               100
Allen Telecom (Mauritius) Holdings Ltd.             Mauritius                            11-25-97               100
      Decibel Products (Guangzhou) Ltd.             China                                01-19-98               100
Allen Telecom (Singapore) Pte Limited               Singapore                            06-03-97               100
Allen Telecomunicacoes do Brasil Ltda (6)           Brazil                                  11-95               100
Antenna Specialists Co., Inc.                       Delaware                             10-07-88               100
     Antespec, S.A. de C.V.                         Mexico                               11-14-88               100
ATI International, Inc.                             Delaware                             12-10-97               100
     Allen International (Netherlands) BV           Netherlands                          06-19-98               100
        Allen Telecom (Netherlands) BV              Netherlands                          07-21-98               100
          Mikom Schweiz AG (7)                      Switzerland                          04-20-99               100
          Allen Telecom Italia Europe S.r.l.        Italy                                10-10-97               100
            FOREM S.r.l.                            Italy                                11-14-94               100
              FOREM France E.u.r.l.                 France                                   1993               100
              FOREM (UK) Limited                    U.K.                                     1988               100
              Mikom G.m.b.H. (8)                    Germany                              05-07-85               100
                 Mikom Vertriebs und Service        Austria                              10-18-96               100
                 GmbH (9)
                    Mikom Slovakia,  s.r.o. (10)    Slovakia                             05-30-97                60
                 Mitras Ltd. (1)                    Hungary                                  1992               100
                 C-com, spol. s.r.o.                Czech Republic                       02-26-96                80

                  Tekmar Sistemi S.r.l.             Italy                                09-20-80               100
Comsearch Holdings Inc.                             Delaware                             08-22-97               100
        Comsearch UK Limited                        U.K.                                 03-06-98               100
        Telespectro de Mexico, S.A. de C.V. (11)    Mexico                                  11-97               100
Decibel Mobilcom Limited (1)                        England                              01-31-91               100
Orion Far East Management Inc. (1)                  Delaware                             07-16-81               100
Orion Industries, Inc., Limited (1)                 Hong Kong                            06-01-71               100
     Orion Imports & Exports Limited (1)            Hong Kong                            09-07-73               100
     Orion Industries, Inc. Japan (1)               Japan                                   09-73               100
     Orion Industries Taiwan Limited (1)            Taiwan                                  10-73               100
Allen SSI, Inc. (12)                                California                           09-25-74               100

(1) These subsidiaries are not significant in the aggregate and are no longer active.

(2) 90% of this partnership is owned by Allen Telecom Inc. and the remaining 10% is owned by Allen Telecom investments, Inc.

(3) Of the 2,500 shares issued and outstanding, 2,494 shares are owned by Allen Telecom Inc. and the remaining 6 shares are owned in name only by Allen employees.

(4) Of the 10,000 shares issued and outstanding, 7,196 shares are owned by Allen Telecom (France) S.A., 4 shares are owned by Allen employees, and Allen Telecom (France) SA. owns options to acquire the remaining 2,800 shares.

(5) Of the 1,000 shares issued and outstanding, 999 shares are owned by Allen Telecom Inc. and 1 share is owned by Allen Telecom Investments, Inc.

(6) 95% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Inc. and the remaining 5% is owned by Allen Telecom Investments, Inc.

(7) Option to purchase 100% of the shares of Mikom Schweiz AG entered on October 21, 1999, letter of credit for purchase price placed in an irrevocable escrow. Final transfer took place on March 8, 2000.

(8) 62% of the outstanding capital stock of this subsidiary is owned by FOREM S.r.l., 12% is owned by Allen Telecom G.m.b.H., and the remaining 26% is owned by Herkules Vierte Verwaltungs G.m.b.H.

(9) 60% of the outstanding capital stock is owned by Mikom G.m.b.H. and the remaining 40% is owned by Herkules Vierte Verwaltungs G.m.b.H.

(10) 60% of the outstanding capital stock is owned by Mikom Vertreibs und Service G.m.b.H. and the remaining 40% is owned by the partners of Mikom Vertreibs und Service G.m.b.H. in the venture.

(11) 98% of the outstanding capital stock of this subsidiary is owned by Comsearch Holdings, Inc. and the remaining 2% is owned by Allen Telecom Investments, Inc.

(12) Allen SSI, Inc. (fka Signal Science, Incorporated) sold substantially all its assets to Condor Systems Inc. on October 15, 1999.


March 16, 2000